UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 17, 2010

SONGZAI INTERNATIONAL HOLDING GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-28806	43-1932733

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, California 91748
 (Address of Principal Executive Offices) (zip code)

Registrant’s telephone number, including area code: (626) 581-8878

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17th, 2010, Songzai International Holding Group, Inc (the “Company”) received the resignation of Yvonne Zhang, Chief Financial Officer, effective immediately.

On March 17th, 2010, the Company appointed Ms. Weiwei Li, 31, currently the financial controller of Hongyuan Coal Mining, Co., Ltd., a subsidiary of the Company, as the interim Chief Financial Officer of the Company, effective immediately.  Ms. Li’s will serve as the interim Chief Financial Officer of the Company until such time as the Company appoints a new Chief Financial Officer.

Ms. Li joined Hongyuan Coal Mining, Co., Ltd. as financial controller in April, 2009.  From April 2000 to March 2007, Ms. Li worked in various companies in Japan and China as an accounting manager.  From April 2007 to March 2009, Ms. Li studied and obtained an MBA degree from Nagoya University in Japan.  Ms. Li obtained her bachelor degree in accounting major from Harbin Institute of Technology in July 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Songzai International Holding Group, Inc.

Date: March 21, 2010	/s/ Hongwen Li
Hongwen Li
Chief Executive Officer